SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

February 28, 2007

HOME ENERGY SAVINGS CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-31231	26-0003788
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

133 Salem Avenue, Suite 300, Roanoke, Virginia	24011
(Address of principal executive offices)	(Zip code)

(540) 345-3358
Registrant’s telephone number, including area code:

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

Effective January 1, 2007 (the “Transaction Date”), Home Energy Savings Corp., a Nevada corporation (f/k/a Elite Flight Solutions, Inc., the Delaware corporation and hereafter referred to as the “Company” and “HESC”), entered into a definitive Securities Purchase Agreement (the “SPA”) with MLI Capital Group, Inc., a Virginia corporation (f/k/a Money lenders, Inc. and hereafter referred to as “MLI”) in which the company has acquired one hundred percent (100%) of the issued and outstanding common and preferred stock of MLI. The Company purchased the shares of MLI common stock and preferred stock referenced for an aggregate purchase price equal to Fifty Thousand Dollars ($50,000), Twenty-Five Thousand Dollars ($25,000) of which was paid in cash at the closing (as such term is defined in the SPA) and Twenty-Five Thousand Dollars ($25,000) of which was paid in the form of a promissory note (the “Note”). The Note accrues interest at a rate equal to six percent (6%) per year and becomes due and payable on December 31, 2007. Pursuant to the SPA, the Company shall also issue Four Million (4,000,000) shares of restricted common stock of HESC to the principals of MLI.

Item 2.01. Completion Of Acquisition Or Disposition Of Assets

Effective December 31, 2006, the Company entered into that certain Stock Purchase Agreement (the “SPA”) with X-Press America, Inc. (the “Purchaser”) pursuant to which the Company sold to the Purchaser 1,000 shares of the issued and outstanding Class A common stock, par value $1.00 per share (“AIM Common Stock”), of AIM American Mortgage, Inc., a Texas corporation (“AIM”), representing approximately eighty-five percent (85%) of the issued and outstanding common stock of AIM, and (ii) 554.57265 shares of Series A Preferred Stock, par value $1.00 per share, of AIM, representing one hundred percent (100%) of the issued and outstanding preferred stock of AIM (“AIM Preferred Stock”, and collectively with the AIM Common Stock, the “AIM Stock”) for an aggregate purchase price equal to One Hundred Thousand Dollars ($100,000), paid in the form of a promissory note (the “Note”). Pursuant to the SPA, the Company and the Purchaser also entered into that certain Assumption Agreement to which the Company assigned all of its rights, title, obligations, and interest in the $500,000 convertible secured debenture issued by Elite Flight Solutions, Inc. in favor of Corporate Strategies, Inc., a Delaware corporation (the “Debenture”) and all related documents. The Note becomes due and payable on December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2007	HOME ENERGY SAVINGS CORP.,

	By:	/s/ Bruce Edwards
	Name:	Bruce Edwards
	Title:	Chief Executive Officer